Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
NABUfit Global, Inc.

We hereby consent to the use of our report dated March 2, 2016, with respect to the consolidated financial statements of NABUfit Global, Inc., in amendment number 4 to its registration statement on Form S-1 relating to the registration of 5,000,000 shares of common stock, to be filed on or about June 3, 2016. We also consent to the reference of our firm under the caption "Experts" in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
June 3, 2016